CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 127 to Registration Statement No. 33-20827 on Form N-1A of our reports dated October 20, 2008, relating to the financial statements and financial highlights of The RBB Fund, Inc. (the “Fund”), including Money Market Portfolio and Senbanc Fund appearing in the Annual Report on Form N-CSR of the Fund for the year ended August 31, 2008, and to the references of us under the headings “Financial Highlights” in each of the Prospectuses and “Disclosure of Portfolio Headings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in each of the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

December 29, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 127 to Registration Statement No. 33-20827 on Form N-1A of our report dated October 21, 2007, relating to the financial statements and financial highlights of The RBB Fund, Inc. (the “Fund”), including Bear Stearns CUFS® MLP Mortgage Portfolio appearing in the Annual Report on Form N-CSR of the Fund for the year ended August 31, 2008, and to the references of us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

December 29, 2008